EXHIBIT 99.1

Pain Therapeutics to Regain Full Rights to REMOXY(R)

Conference Call Today at 8 a.m. Central Time/9:00 a.m. Eastern Time

AUSTIN, Texas, Oct. 27, 2014 (GLOBE NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq:PTIE) today reported it believes it will regain full development and commercial rights to REMOXY from Pfizer, Inc. On Friday, October 24th, Pfizer hosted a conference call with us during aftermarket hours to inform us of their intention to terminate development of REMOXY. Actual termination will become effective six months from today, pursuant to the terms of a Collaboration Agreement.

"We are grateful to Pfizer for their substantial investment in REMOXY over the years and now for this opportunity to regain full control of REMOXY", said Remi Barbier, President & CEO. "It's a privilege to reacquire worldwide rights to an unencumbered Phase III asset that targets a $2 billion market. We look forward to the prospects of resubmitting the REMOXY NDA under our control. We are also enthusiastic about initiating discussions with potential pharmaceutical partners around this drug asset."

Under the contractual terms of a termination, all data, documents and remedial work conducted and paid for by Pfizer with respect to REMOXY will transition to us over the coming months, including results of five recently completed clinical studies.

Today's Conference Call

We will host a conference call today, Monday, October 27th at 8 a.m. Central Time/9:00 a.m. Eastern Time to discuss REMOXY and to respond to questions from investors. Participants may access the call by dialing 1-877-407-4018 in the U.S. or 1-201-689-8471 outside the U.S. The call will be webcast live on the Company's website at www.paintrials.com. A replay of this conference call will be available through November 6th by dialing 1-877-870-5176 in the U.S. or 1-858-384-5517 outside the U.S. The replay access code is 13594560.

About REMOXY®

Our lead drug candidate, REMOXY (oxycodone) Extended-Release Capsules CII, is an oral formulation of oxycodone for the management of moderate-to-severe pain when a continuous, around-the-clock opioid analgesic is needed for an extended period of time. We developed REMOXY to discourage common methods of tampering and misuse.

About FENROCK™

FENROCK is a new, proprietary abuse-deterrent pain patch in pre-IND stage of development. Our goal with FENROCK is to mitigate the abuse, misuse, overdose and death associated with currently marketed fentanyl patches. The active drug ingredient in the FENROCK patch is fentanyl (CII), a highly potent synthetic opioid typically used to manage severe cancer pain.

About Pain Therapeutics, Inc.

Pain Therapeutics, Inc. is a biopharmaceutical company that develops novel drugs. The FDA has not approved our drug candidates for commercial sale.  For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our prospects for growth, intellectual property protection, market size or growth, competitive position, regulatory agency action, and the anticipated development, timing, data readouts and therapeutic scope and value of our development stage products. You should not place undue reliance on these statements. These statements involve significant risks and uncertainties. Our results may differ materially from those contained in such statements, including, among others: our inability to protect our intellectual property rights and to have sufficient rights to commercialize our products; product competition; clinical trials of our products may fail or not be initiated or conducted in a timely manner; our products may show insufficient therapeutic effects or unacceptable safety profiles; adverse decisions by regulatory authorities; existing preclinical and clinical data with respect to our products may not be indicative of future clinical or commercial results; and the inability to manufacture successfully our products. Additional factors that could cause actual results to differ significantly from those projected in our forward-looking statements are discussed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and recent Current Reports on Form 8-K. Our forward-looking statements are based on our current beliefs and expectations and speak only as of the date of this press release. We do not undertake any obligation to update any forward-looking statements. The term "Abuse-deterrent" is not intended to designate an indication or a medical claim but rather a general description of agents designed to address the misuse, abuse and diversion of opioids. Oxycodone and fentanyl are controlled-substances (CII) with high potential for abuse. The active ingredient in all opioids (including REMOXY and FENROCK are highly addictive.

CONTACT: For More Information Contact:

         Peter S. Roddy
         Vice President and Chief Financial Officer
         Pain Therapeutics, Inc.
         proddy@paintrials.com
         (512) 501-2450

         Barbara Ryan
         FTI Consulting
         Barbara.ryan@fticonsulting.com
         (212) 850-5679